                              CONSULTING AGREEMENT



         THIS CONSULTING AGREEMENT is being made as of the 15th day of February, 1999 by and between RONALD MUSTARI, an individual residing in Sarasota County, Florida (herein "Mustari") and ANDREWS & ASSOCIATES, INC., a corporation organized and existing pursuant to the laws of the State of Florida and having its principal place of business in the City of Sarasota, Florida ("Andrews").

                               B A C K G R O U N D

         Andrews has acted as a consultant to Mustari and in connection with the conduct of a residential home development and construction business conducted by Mustari through one or more corporate entities, which includes, without limitation, Whitehall Homes, Inc. (collectively referred to in this Agreement as the "Whitehall Entities" or individually as a "Whitehall Entity"). In connection with the providing of such consulting services to Mustari and the Whitehall Entities, Andrews, with the full knowledge, consent and acquiescence of Mustari, has entered into or will enter into a certain agreement styled "Agreement Providing for the Purchase of Capital Stock" (the "Purchase Agreement") which exists or which is to exist between Andrews, Cambridge Universal Corporation, a Colorado corporation based in Denver, Colorado ("Cambridge") and the record and beneficial holders of not less than 2,290,000 shares of the outstanding common stock, $.10 par value of Cambridge, which holders are Howard P. Carroll, First Development Investment Corp., McFarland Consulting Services, Inc., Craig Gratham and Allan Land & Cattle, Inc. (referred to herein as the "Cambridge Shares" and the "Holders" respectively). Cambridge is publicly held and is what is generally described as a "public shell." Unless specifically defined in this Agreement, capitalized terms have the meanings and definitions attributed to such terms as set forth in the Purchase Agreement.

         The Purchase Agreement provides, inter alia, for the acquisition by Andrews of 2,290,000 Cambridge Shares at a per Share consideration of approximately $.0437 for an aggregate consideration of $100,000 (the "Share Consideration"). The Share Consideration will be paid by Andrews to the Holders in accordance with their respective entitlements on the basis of an initial payment of $5,000, which amount has been deposited in the Trust Account of legal counsel to Andrews, William T. Kirtley, P.A. and which will be released and paid to the Holders at the time that the Purchase Agreement is fully executed by the Agreement Parties. An additional payment of $20,000 will be made by Andrews to such Holders at the time that certain United States Securities and Exchange Commission periodic and annual reports have been prepared and filed with respect to Cambridge. The balance of the Share Consideration will be paid by utilization of a promissory note which is Schedule I to the Purchase Agreement and which shall have the terms and conditions set forth in the Purchase Agreement and
Schedule I thereto.

         One of the purposes of the acquisition of the Cambridge Shares by Andrews is to obtain voting control of Cambridge by virtue of such acquisition and the delivery by the

Holders of good and valid proxies constituting, when taken with the Cambridge Shares, 51% or more of voting control of Cambridge. The attainment of this position by Andrews with respect to Cambridge is believed by Mustari and Andrews to better facilitate an anticipated business combination between a Whitehall Entity or Whitehall Entities and Cambridge, thereby permitting such Whitehall Entity or Whitehall Entities to, in effect, become publicly held. In that regard, it is anticipated that subsequent to a business combination between a Whitehall Entity or Whitehall Entities and Cambridge, Cambridge will change its name to a name determined by Andrews in consultation with Mustari, will become a domestic Florida corporation and will take the necessary steps to cause the outstanding common stock of Cambridge to be listed in accordance with the NASDAQ OTC Bulletin Board. Cambridge will continue the business presently conducted by the Whitehall Entity or the Whitehall Entities.

         Mustari and Andrews acknowledge that as of the date of this Agreement and at times subsequent to the date of this Agreement Andrews has advanced and will advance substantial sums in order to defray the various transactional costs attendant to the preparation of the Purchase Agreement, the consummation of the transactions called for by the Purchase Agreement and the intended business combination of a Whitehall Entity or Whitehall Entities with Cambridge, as well as the conduct of a limited and private offering of the equity securities of Andrews and/or Cambridge, which expenditures presently are in the amount of $5,000 but which are expected to reach the amount of approximately $25,000 through the preparation of the necessary documentation relating to the described limited and private offering. Such $25,000 amount does not take into account the obligations of Andrews to provide the initial increments of the Share Consideration in the amounts of $5,000 and $20,000 prior to the time of the closing of the acquisition by Andrews of the Cambridge Shares. Such $25,000 amount also does not take into account out-of-pocket expenses to be incurred and paid by Andrews in connection with certain consulting and other fees payable to certain persons and entities.

         Mustari and Andrews wish, by means of this Agreement, to provide for their respective obligations, both from a monetary point of view and with respect to the going forward with the consummation of the Purchase Agreement transactions, the limited and private offering of the equity securities of Andrews and/or Cambridge and the business combination of Cambridge with a Whitehall Entity or Whitehall Entities as well as the consulting services to be provided by Andrews.

         NOW, THEREFORE, in consideration of the mutual promises and covenants herein set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Mustari and Andrews agree as follows:

         1. Action by Andrews. Andrews will use its best diligent efforts to proceed with all necessary action and preparation in order to permit the consummation of the sale-purchase transaction provided for in the Purchase Agreement, the conduct of the limited and private offering of the equity securities of Andrews and/or Cambridge and the business



                                       2
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combination of Cambridge with a Whitehall Entity or Whitehall Entities, which action shall include the advancing of all necessary funds in order to pay legal and other transactional costs attendant to such activity as described above, including, without limitation, the obligation of Andrews as set forth in that certain engagement letter dated December 8, 1998 by and between Andrews and William T. Kirtley, P.A. and the obligation on the part of Andrews to provide the initial two increments of the Share Consideration at the times provided in the Purchase Agreement and in the aggregate amount of $25,000. Andrews will keep complete and detailed records of his expenditures which are attendant to the carrying out and completion of the transactions called for by the Purchase Agreement and the other intended activities and will continually advise Mustari of the status of such matters and the costs expended to date.

         2. Reimbursement by Mustari. Contemporaneous with the date of this Agreement, Mustari and/or a Whitehall Entity or Whitehall Entities shall reimburse Andrews for the amounts advanced by Andrews to such date and which relate to the consummation of the Purchase Agreement transactions and the other activities earlier described in this Agreement which shall include the aggregate $25,000 increment of the Share Consideration, which amount shall be shared equally by Andrews and Mustari and/or a Whitehall Entity resulting in the record and beneficial ownership of the Cambridge Shares being equally divided between Andrews and Mustari and/or a Whitehall Entity. Mustari and/or a Whitehall Entity shall also be jointly obligated each in the amount of 50% of the principal amount of the Promissory Note to be given in connection with the consummation of the sale-purchase transaction called for by the Purchase Agreement. Such reimbursement may be in one or more installments as agreed to by Mustari and Andrews. To the extent that the limited and private offering of the equity securities of Andrews and/or Cambridge has been sufficiently accomplished, reimbursement of Andrews may occur utilizing proceeds received by Andrews and/or Cambridge as a result of the partial or complete successful completion of the intended limited and private offering of the equity securities of Andrews and/or Cambridge. The obligation of Mustari to reimburse Andrews pursuant to the provisions of this Section 2 is absolute and is not conditioned in any manner whatsoever on the consummation of the transactions called for by the Purchase Agreement or the initiation and completion of the limited and private offering of the equity securities of Andrews and/or Cambridge or the business combination of a Whitehall Entity or Whitehall Entities with Cambridge.

         3. The Business Combination. Mustari agrees that he will take all necessary steps and action required to permit a business combination to be consummated between Cambridge and a Whitehall Entity or Whitehall Entities on or before a date which is sixty (60) days from the date of this Agreement upon such terms as may be mutually determined. The terms of such business combination will relate principally to the number of shares of the voting common stock of Cambridge to be issued to Mustari and other beneficial holders of the outstanding voting common stock of the Whitehall Entity or Whitehall Entities combined with or to be combined with Cambridge which number of shares of voting common stock of Cambridge issued in such exchange will vest voting control of Cambridge



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

in Mustari and persons or entities affiliated with him and is expected to involve the conveyance of some or all of the Cambridge Shares acquired by Andrews to Mustari and persons affiliated with him. It is acknowledged by Mustari and Andrews that the business combination intended to be consummated and as described in this Section 3 will utilize those procedures recommended by legal counsel to Andrews, William T. Kirtley, P.A., Sarasota, Florida, which business combination transaction will be accomplished in compliance with applicable law, including, without limitation, the Florida Business Corporation Act, the Colorado Corporation Act and applicable securities laws of the States of Florida and Colorado and the Securities Act of 1933, as amended. At the time of the consummation of the business combination between the Whitehall Entity or Whitehall Entities and Cambridge, such Whitehall Entity or Whitehall Entities shall become a co-maker and jointly and severally obligated with Cambridge and Andrews on the promissory note or notes to be provided to the Holders at the consummation of the purchase of Cambridge Shares by Andrews, which promissory note is Schedule I to the Purchase Agreement.

         4. Further Agreements and Transactions. Upon the consummation of the transactions provided for by the Purchase Agreement and the combination of Cambridge with one or more Whitehall Entities, Andrews shall continue to be engaged as a consultant to Cambridge (as then constituted) under consulting arrangements which will be for a term of five (5) years from the date of commencement thereof with a three (3) year option on the part of Andrews to continue such consulting arrangements for which Andrews will be compensated by consulting fees in the amount of $115,000 per year payable in monthly installments and by the issuance to Andrews of 1,000,000 Cambridge Shares. At a point in time determined by Andrews and during the term of such consulting arrangements, the principal of Andrews, J. S. Andrews, shall be appointed Executive Vice President of Cambridge as then constituted and shall serve as an officer of Cambridge pursuant to a written employment agreement which shall continue the consulting compensation in the amount of $115,000 as executive compensation under the Employment Agreement. Additionally, such Employment Agreement shall provide for a term not less than the remaining term of the consulting arrangements superseded by such employment arrangements and a monthly car allowance of $500 to be paid to J. S. Andrews. Cambridge shall also provide for health insurance to J. S. Andrews and his wife in a manner reasonably satisfactory to J. S. Andrews. J. S. Andrews shall also participate in any benefit plans then in place or adopted by Cambridge, including, without limitation, bonus compensation, participation in stock option plans or profit sharing plans, 401(k) Plans or plans and benefits of a similar type or nature.
J. S. Andrews, as Executive Vice President of the Company, shall perform those duties and responsibilities usually incidental to such position.

         5.       Miscellaneous.

         (A) Notices. All notices or other communications required or permitted under this Agreement shall be in writing and shall be given by mail or by facsimile transmission (in the event of facsimile transmission, a conforming copy shall be mailed postage prepaid



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simultaneously therewith). If notice is to be given to Andrews, such notice shall be deemed given when provided in the manner provided herein to Andrews in care of William T. Kirtley, Esq., William T. Kirtley, P.A., 2940 South Tamiami Trail, Sarasota, Florida 34239, 941/952-9750, facsimile 941/955-4027. If notice is to be given to Mustari, such notice shall be deemed given when provided in the manner provided herein to Mustari in care of the Whitehall Entities, 290 Cocoanut Avenue, Sarasota, Florida 34236.

         (B) Applicable Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida. Jurisdiction with respect to the subject matter of this Agreement shall be vested in the Circuit Court for the Twelfth Judicial Circuit in and for Sarasota County, Florida.

         (C) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and representatives.

         (D) Entire Agreement. This Agreement constitutes the entire understanding on the part of the parties hereto, and all previous agreements and understandings are superseded by this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.



                                                   /s/  Ronald Mustari
                                                ------------------------------
                                                RONALD MUSTARI


                                                ANDREWS & ASSOCIATES, INC.



                                                By  /s/ J. S. Andrews
                                                ------------------------------
                                                  Its President



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

                                FIRST ADDENDUM TO
                              CONSULTING AGREEMENT



         THIS FIRST ADDENDUM (the "First Addendum") is made to that certain Consulting Agreement dated as of February 15, 1999 by and between RONALD MUSTARI, an individual residing in Sarasota County, Florida, referred to in such Consulting Agreement and herein as "Mustari" and ANDREWS & ASSOCIATES, INC., a corporation organized and existing pursuant to the laws of the State of Florida and having its principal place of business in the City of Sarasota, Florida, referred to in such Consulting Agreement and herein as "Andrews".

                               B A C K G R O U N D

         The Consulting Agreement referenced contains certain recitals relating to the intentions of the Agreement Parties, Mustari and Andrews. The purpose of this Addendum is to acknowledge that certain action which is contemplated by such recitals set forth in the BACKGROUND section of the Consulting Agreement has occurred, specifically (a) the consummation of the transactions called for by that document referenced in the Consulting Agreement and referred to as the Purchase Agreement, (b) the business combination of Cambridge Universal Corporation (now known as Whitehall Limited, Inc.) by virtue of the exchange transaction which has occurred between Cambridge Universal Corporation and Mustari and his spouse, Joanne Mustari, all of which occurred on or about June 24, 1999, and (c) the performance of significant consulting services on behalf of Whitehall Limited, Inc. by Andrews, which consulting services are on-going.

         The purpose of this First Addendum is to reaffirm all of the understandings and agreements reflected and memorialized in the Consulting Agreement and to provide that Whitehall Limited, Inc. will also be a party to the Consulting Agreement and be bound by the terms thereof.

         Accordingly, in and for the original consideration and mutual promises and covenants set forth in the Consulting Agreement dated as of February 15, 1999 and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Mustari, Andrews and Whitehall Limited, Inc. (now a Florida Corporation and formerly known as Cambridge Universal Corporation) agree that Whitehall Limited, Inc. shall be bound by the terms and provisions of such Consulting Agreement to the extent that any of such terms and conditions as are imposed upon Mustari remain yet to be completely performed. It is further agreed that (a) Andrews is owed substantial consulting fees which are unpaid and (b) in partial consideration of such consulting fees owing, Whitehall Limited< inc. has issued to andrews 1,000,000 shares of its common stock, $.10 par value (the "Shares"), which Shares, for purposes of such payment, shall be valued at such par value. Whitehall Limited, Inc. acknowledges that such Shares are or will be beneficially owned by the holders of the outstanding voting common stock of Andrews, to wit: Patrick J. Andrews, Gregory M. Andrews and Jerome S. Andrews.

         This First Addendum is dated as of June 30, 1999.




                                              /s/  Ronald Mustari
                                             -------------------------------
                                           RONALD MUSTARI


                                           ANDREWS & ASSOCIATES, INC.



                                           By  /s/ J. S. Andrews
                                             -------------------------------
                                             Its President



                                           WHITEHALL LIMITED, INC.



                                           By  /s/   Ronald Mustari
                                             -------------------------------
                                             Its President



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                                   SIGNATURES


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment No.1 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized.


                                    WHITEHALL LIMITED, INC.


March 30, 2000                      By /s/ Ronald Mustari
                                      -------------------------------------
                                      Ronald Mustari, President and Chief
                                      Executive Officer